Exhibit 10.2

FORM OF LIBERTY SIRIUS XM HOLDINGS INC.

TRANSITIONAL STOCK ADJUSTMENT PLAN

ARTICLE I

PURPOSE AND AMENDMENT OF PLAN

1.1           Purpose. The purpose of the Plan is to provide for the supplemental grant of stock options to purchase the common stock of Liberty Sirius XM Holdings Inc., a Delaware corporation (together with any successor thereto, the “Company”) to holders of certain outstanding options issued under certain stock-based plans administered by Liberty Media Corporation, a Delaware corporation (“LMC”), in connection with, and to evidence, the adjustments made to outstanding options of LMC SiriusXM Common Stock (as defined below) as a result of the split-off of the Company from LMC.

ARTICLE II

DEFINITIONS

2.1           Certain Defined Terms. For purposes of the Plan, the following terms shall have the meanings below stated.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Committee” means the committee of the Board appointed to administer this Plan pursuant to Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of Common Stock on any day means (i) for Option exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc. or (ii) for all other purposes under the Plan, the closing price of a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) all as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc.; provided, that if the Company uses a different, but customary, method of determining Fair Market Value with respect to compensatory options to purchase Common Stock granted by the Company other than the Options, then the same Fair Market Value methodology may be applied to the Options. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate in accordance with Section 6.1; provided, that, this provision may be relied upon with respect to the Options only to the extent it is similarly applied to compensatory options to purchase Common Stock granted by the Company other than the Options.

“Incentive Plan” means the Liberty Media Corporation 2013 Incentive Plan (Amended and Restated as of March 31, 2015), as amended, the Liberty Media Corporation 2013 Nonemployee Director Plan (Amended and Restated as of December 17, 2015), as amended, the Liberty Media Corporation 2017 Omnibus Incentive Plan, as amended, and the Liberty Media Corporation 2022 Omnibus Incentive Plan, as amended, and any other stock option or incentive plan adopted or assumed by LMC pursuant to which any Participant holds an outstanding LMC SiriusXM Option Award as of the Redemption Date. Depending on the context, “Incentive Plan” shall mean all of such plans or a particular one of such plans.

“LMC Board” means the Board of Directors of LMC.

“LMC Committee” means the Compensation Committee of the LMC Board, or such other committee of the LMC Board with the authority as or relating to any of the Reserved Matters.

“LMC SiriusXM Option Award” means an unexercised and unexpired option to purchase LMC SiriusXM Common Stock.

“LMC SiriusXM Common Stock” means shares of each or any (as the context may require) series of LMC’s Liberty SiriusXM common stock, par value $.01 per share.

“Option” means an option to purchase Common Stock, granted by the Company to a Participant pursuant to Section 5.1 of the Plan.

“Participant” means an individual who, as of the Redemption Date, is or formerly was (1) an employee or consultant of LMC or a Qualifying Subsidiary or (2) a member of the board of directors of LMC or a Qualifying Subsidiary and in each case, who, as of the Redemption Date, holds an outstanding LMC SiriusXM Option Award and who receives an Option under the Plan in accordance with the terms of the Reorganization Agreement.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Sirius XM Holdings Inc. Transitional Stock Adjustment Plan, as set forth herein and as from time to time amended.

“Qualifying Subsidiary” means a former direct or indirect subsidiary of LMC, any successor of any such former subsidiary, and the parent company (directly or indirectly) of any such former subsidiary or successor, including without limitation the Company.

“Redemption Date” means 5:00 p.m. New York City time, on [DATE].

“Reorganization Agreement” means that certain Reorganization Agreement by and among LMC, the Company and Sirius XM Holdings Inc., a Delaware corporation, dated as of December 11, 2023.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Securities Act section shall include any successor section.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

ARTICLE III

RESERVATION OF SHARES

The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed [•] shares, subject to adjustment as hereinafter provided. The shares of Common Stock which may be granted pursuant to Options will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and reacquired by the Company, including shares purchased in the open market. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 8.3 and to give effect to any amendment adopted as provided in Section 7.1. If shares of Common Stock are not delivered under an Option due to forfeiture or cancellation of the Option, such shares of Common Stock will not become available for grants of other Options or reallocation to other Persons under the Plan, but will be retained by the Company and/or retired and canceled.

ARTICLE IV

PARTICIPATION IN PLAN

4.1           Eligibility to Receive Options. Options under this Plan may be granted only to persons who are Participants.

4.2           Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of an Option shall in any manner be construed to limit in any way the right of LMC or any of its Subsidiaries to terminate the employment of a Participant at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any Incentive Plan, or give any right to such a Participant to remain employed by LMC or any of its Subsidiaries in any particular position or at any particular rate of compensation.

ARTICLE V

OPTIONS

5.1           Grant of Options.

(a)           Grant. Option(s) shall be granted to each Participant who, as of the Redemption Date, holds an outstanding LMC SiriusXM Option Award in accordance with the Reorganization Agreement. Except as otherwise provided in the Reorganization Agreement or this Plan, each Option shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding LMC SiriusXM Option Award was made.

(b)           Option Shares. Each Option shall be for the number of shares of Common Stock determined pursuant to the Reorganization Agreement.

(c)           Option Price. The purchase price per share of Common Stock under each Option shall be determined pursuant to the Reorganization Agreement. The Option price shall be subject to adjustment in accordance with the provisions of Section 8.3 hereof.

(d)           Option Documentation. Options shall be evidenced in such form as prepared by LMC and provided to the Company in accordance with Section 6.5(iv) of the Plan, which may incorporate by way of reference information from the Reorganization Agreement and the Incentive Plan or any associated instrument governing the corresponding LMC SiriusXM Option Award, and which need not be the same for all Options.

5.2           Exercise and/or Termination of Options.

(a)           Terms of Option. Options granted under this Plan may be exercised at the same time and in the same manner as the corresponding LMC SiriusXM Option Award, subject to the terms of the Reorganization Agreement. Options granted under this Plan shall expire at the same time and in the same manner as the corresponding LMC SiriusXM Option Award, as provided in the applicable Incentive Plan and any associated instrument governing such LMC SiriusXM Option Award. For the avoidance of doubt, a Participant’s employment or service with LMC, a Qualifying Subsidiary or any of their respective Subsidiaries shall be deemed to be employment or service with the Company for all purposes under an Option.

(b)           Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option and any amounts required under Section 8.4 shall be determined by the Committee in accordance with Section 6.1 and may consist of (i) cash, (ii) check, (iii) whole shares of Common Stock, (iv) the withholding of shares of Common Stock issuable upon such exercise of the Option, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vi) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law; provided, that a net issuance, broker-assisted or other “cashless” form of exercise shall be made available to holders of the Options. The permitted method or methods of payment of the amounts payable upon exercise of an Option may be subject to such reasonable conditions as the Committee deems appropriate in accordance with Section 6.1.

(c)           Value of Shares. Unless otherwise determined by the Committee in accordance with Section 6.1 and provided in the applicable Option agreement, shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(d)           Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 8.4, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Option agreement, (i) no Participant or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

(e)            Exercise. For purposes of this Article V, the date of exercise of an Option shall mean the date on which the Company shall have received notice from the holder of the Option of the exercise of such Option (unless otherwise determined by the Committee and provided in the applicable Option agreement).

ARTICLE VI

ADMINISTRATION OF PLAN

6.1           Authority of the Committee. Except as or relating to any of the Reserved Matters, the powers and authority of administration of the Plan shall be vested solely in the Committee. Without limiting the generality of this delegation of power and authority, the Committee shall have authority to take the following actions in each case subject to and consistent with the provisions of the Plan:

(i)           To interpret this Plan and any instruments evidencing Options granted hereunder.

(ii)          To prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan.

(iii)         To determine that all legal and other obligations that are conditions to the issuance or delivery of Common Stock have been satisfied, in accordance with Section 8.2.

(iv)         To establish any Company policy on insider trading and determine its applicability to Participants.

(v)          To oversee ministerial functions for the administration of the Plan, including the appointment of such agents as the Committee may deem necessary or advisable to administer the Plan.

Except as or relating to any of the Reserved Matters, the Committee’s determination in accordance with this Section 6.1 in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, LMC, the shareholders of the Company, the shareholders of LMC SiriusXM Common Stock, the Committee and each of the members thereof, and the Participants, and their respective successors in interest.

6.2           Delegation. The Committee may delegate any of its rights, powers and duties to any one or more of their members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates, except that the Committee may not delegate to any person the authority to grant Options to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.

6.3           Liability of Committee. No member of the Committee or the LMC Committee shall be liable, to the fullest extent permitted by Delaware law, to the Company, LMC or any of their respective stockholders or creditors, for any damages as a result of any act or failure to act with respect to the Plan. The Committee shall have the power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee’s duties under this Plan at the Company’s expense.

6.4           Determinations of the Committee. Except as or relating to any of the Reserved Matters, the Committee may, in its sole discretion, and in accordance with Section 6.1, waive any provisions of any Option, provided such waiver is not inconsistent with the terms of the applicable Incentive Plan, any associated instrument or this Plan as then in effect, as applicable.

6.5           Matters reserved to LMC. Notwithstanding Section 6.1 or any other provision of the Plan to the contrary, the Committee shall not take any of the actions as or relating to any of the following matters (which shall be taken or determined solely by LMC) except with the prior written consent or direction of LMC (the “Reserved Matters”):

(i)           The determination of the application of any LMC recoupment or clawback right or policy with respect to the Options. If LMC shall advise the Company that any Options or proceeds in respect thereof are subject to recoupment or clawback by LMC pursuant to applicable law or policy of LMC, the Company shall take such action with respect to such Options or proceeds in respect thereof as directed by LMC.

(ii)          The determination of the status of any Participant as employed by, or providing services to, LMC, or as having ceased to be employed by, or to provide services to, LMC, including the characterization and impact on outstanding Options of any such termination. LMC shall inform the Company of any such terminations in such manner and at such times as LMC shall mutually agree. LMC may not extend the period of time during which Participants may exercise their Options following a termination of employment or services without the written consent of the Committee.

(iii)         The waiver of any obligation owed by any Participant to LMC. In no event shall the Company have any right or obligation to enforce any such obligation on behalf of LMC.

(iv)         The preparation and distribution of Option agreements and related notices to Participants in connection with the occurrence of the Redemption Date and related transactions. LMC shall be permitted to prepare and distribute such Option agreements and related notices to Participants. Copies of any such Option agreements and related notices shall be provided to the Company.

(v)          The adoption of any amendment to the Plan that would impair the rights of any Participant under any Option and any modification of Section 8.4 of the Plan.

ARTICLE VII

AMENDMENT AND TERMINATION OF PLAN

7.1           Amendment, Modification, Suspension or Termination. The Board may, in accordance with Section 6.1, from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) subject to Section 8.6, no amendment or alteration that would impair the rights of any Participant under any Option awarded to such Participant shall be made without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. For the avoidance of doubt, amending the Plan to require any S-8 Eligible Option to be settled in cash shall constitute an amendment or alteration that would impair the rights of the Participant under the Option. With the consent of the Participant, or as otherwise permitted under Section 8.6, and subject to the terms and conditions of the Plan, the Committee may amend outstanding Option agreements in accordance with Section 6.1 with any Participant, including any amendment which would extend the scheduled expiration date of the Option.

7.2           Termination. The Board may, in accordance with Section 6.1, at any time terminate this Plan as of any date specified in a resolution adopted by the Board; provided that the termination of the Plan prior to the last date that any Option granted hereunder may be exercised shall not adversely affect the terms of any then-outstanding Options granted or deemed granted under the Plan. If not earlier terminated, this Plan shall terminate on the last date that any Option granted hereunder may be exercised.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1           Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Option, unless otherwise provided in the applicable Option agreement, each Participant shall be deemed to have agreed that such Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company, LMC or any Subsidiary of the Company or LMC. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Option will not affect the amount of any life insurance coverage, if any, provided by the Company or LMC on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company, LMC or any Subsidiary of the Company or LMC.

8.2           Government and Other Regulations. The obligation of the Company with respect to Options shall be subject to the Certificate of Incorporation of the Company, all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as Common Stock is registered under the Exchange Act, to the extent the Committee reasonably determines that shares of Common Stock underlying any Options held by a Participant may be registered on a Form S-8 registration statement (such Options, “S-8 Eligible Options”), the Company shall comply with any legal requirements (i) to maintain such Form S-8 registration statement in effect under the Securities Act with respect to all shares of Common Stock that may be issued to Participants upon the exercise of such S-8 Eligible Options and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act. Notwithstanding any other provision in the Plan to the contrary, to the extent (a) the Committee reasonably determines that shares of Common Stock underlying an Option held by a Participant cannot be registered on a Form S-8 registration statement and (b) the Company chooses to not register the shares of Common Stock underlying any such Option on another appropriate registration statement (where subclauses (a) and (b) are met, such Options, “S-8 Ineligible Options”), then the Committee may in its sole discretion settle such S-8 Ineligible Options in cash, by payment to the Participant of an amount in cash equal to the then Fair Market Value of the shares of Common Stock otherwise deliverable upon such exercise, less the amount of any applicable exercise or base price and less any amounts required by Section 8.4.

8.3           Adjustments.

(a)           (i) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock or other similar corporate event affects the Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock subject to outstanding Options and (ii) the purchase or exercise price and the relevant appreciation base with respect to the Options, provided, however, that the number of shares subject to any Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to a Participant in connection with any adjustment made pursuant to this Section 8.3(a).

(iii)         Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, to (i) if the transaction is a cash merger, provide for the termination of any portion of the Option that remains unexercised at the time of such transaction, (ii) cancel any such Options and deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Options on the date of such event, which in the case of Options shall be the excess of the Fair Market Value of Common Stock on such date over the purchase price of the Options (except that, to the extent the exercise price of an Option is equal to or exceeds the proceeds received in connection with such transaction, such Option may be cancelled without consideration), (iii) provide that an outstanding Option shall be continued or assumed, by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent, (iv) provide that a substitute Option award be granted by the surviving company or corporation or its parent, or (v) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such transaction.

(b)           Compliance with Section 409A. No adjustment or substitution pursuant to this Section 8.3(b) shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.

8.4           Withholding of Taxes. The delivery of shares of Common Stock or payment of cash in respect of any Option shall be subject to applicable federal, state and local tax withholding requirements. The Company shall promptly notify LMC of a Participant’s exercise of any or all of Participant’s Options and LMC will advise the Company regarding the tax withholding rates applicable to such Participant. Such federal, state and local withholding tax due upon the exercise of any Option may, in the discretion of the Committee and in accordance with Section 6.1, be paid in cash or cash equivalents, in shares of Common Stock already owned by the Participant or through the withholding or sale of shares otherwise issuable to such Participant, upon such terms and conditions (including the conditions referenced in Section 5.2) as the Committee shall determine in accordance with Section 6.1; provided, however, a net issuance, broker-assisted or other “cashless” form of the payment of taxes shall be made available to holders of the Options. Unless otherwise determined by the Committee in accordance with Section 6.1, the Company shall withhold the appropriate amount of federal, state and local withholding tax due upon exercise, and shall (together with the amount of the employer portion of payroll or other taxes related thereto, which shall be borne by the Company), promptly remit such amounts to LMC. LMC will pay such amounts to the applicable tax authority. If withholding is effectuated through the withholding of shares otherwise issuable (or pursuant to the sale or exchange of shares of Common Stock), the amount the Company remits to LMC shall be equal to the Fair Market Value of the withheld, sold or exchanged shares of Common Stock (plus the amount of the employer portion of payroll or other taxes related thereto). If withholding is effectuated through the payment or withholding of cash or a cash equivalent to the Company, the amount the Company remits to LMC shall equal any such amounts received or withheld by the Company (plus the amount of the employer portion of payroll or other taxes related thereto). For the avoidance of doubt, in the absence of any legal, accounting or regulatory reason, Participants shall be permitted to elect tax withholding in respect of any Option up to the maximum withholding rate applicable to the Participant. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such federal, state and local taxes required to be withheld with respect to an Option, then LMC shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld with respect to such Option.

8.5           Restrictions on Benefit. Notwithstanding any provision of this Plan to the contrary, the provisions of any Incentive Plan concerning restrictions on benefits (in order to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code) are specifically incorporated by this reference.

8.6           Section 409A. It is the intent of the Company that Options under this Plan comply with the requirements of, or be exempt from the application of, Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), and the provisions of this Plan will be administered, interpreted and construed accordingly. Notwithstanding any provision in this Plan or any Incentive Plan to the contrary, if any Plan or Incentive Plan provision or any Option thereunder would result in the imposition of an additional tax under Section 409A, that Plan or Incentive Plan provision and/or that Option will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s right to the Option(s) or require the consent of the Participant. Notwithstanding the foregoing, the Company makes no representations that the Plan or any Option shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Option or the Plan. Unless otherwise provided in a separate agreement with the Participant, if any Option fails to meet the requirements of Section 409A, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on any Participant under Section 409A, and the Participant shall have no recourse against the Company or any of its Affiliate for payment of any such tax, penalty or interest imposed by Section 409A.